UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 5, 2009
Date of Report (Date of Earliest Event Reported)

ZiLOG, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-13748	13-3092996
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6800 Santa Teresa Boulevard
San Jose, California 95119
(Address of principal executive offices, including zip code)

(408) 513-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

The Merger Agreement

On December 5, 2009, IXYS Corporation, a Delaware corporation ("IXYS"), Zanzibar Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of IXYS ("Merger Sub"), and ZiLOG, Inc., a Delaware corporation ("ZiLOG"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), under which Merger Sub will be merged with and into ZiLOG, with ZiLOG continuing after the merger as the surviving corporation and a wholly-owned subsidiary of IXYS (the "Merger").

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock, par value $0.01 per share, of ZiLOG ("ZiLOG Common Stock") will be converted into the right to receive $3.5858 in cash ("Merger Consideration"). Additionally, at the effective time of the Merger, each outstanding option and restricted share, whether or not then vested or exercisable, to purchase ZiLOG Common Stock, will be deemed 100% vested and exercisable and shall be cancelled and extinguished in exchange for the Merger Consideration on the terms and conditions set forth in the Merger Agreement.

The Board of Directors of ZiLOG (the “Board”) has unanimously approved the Merger Agreement. ZiLOG and IXYS have made customary representations, warranties and covenants in the Merger Agreement. ZiLOG covenants include, among others, that (i) ZiLOG will conduct its business and operations in the ordinary course in all material respects consistent with past practice during the interim period between the execution of the Merger Agreement and the effective time of the Merger, (ii) ZiLOG will not engage in certain types of transactions during such interim period, (iii) ZiLOG will call, hold and convene a meeting of the ZiLOG stockholders to consider adoption of the Merger Agreement, (iv) subject to certain exceptions, the Board will recommend to ZiLOG's stockholders that they adopt the Merger Agreement, (v) ZiLOG will not solicit proposals relating to alternative business combination transactions, and (vi) subject to certain exceptions, ZiLOG will not enter into discussions concerning or provide confidential information in connection with any proposals for alternative business combination transactions.

ZiLOG intends to file a proxy statement in connection with the meeting of ZiLOG stockholders to be held with respect to the proposed Merger. Completion of the Merger is subject to customary closing conditions, including, among other things, (i) adoption of the Merger Agreement by ZiLOG's stockholders; (ii) absence of any pending legal proceeding seeking an order or injunction prohibiting the consummation of the Merger; (iii) the accuracy of the representations and warranties of each party; and (iv) compliance of each party with its covenants.

The Merger Agreement contains certain termination rights for both IXYS and ZiLOG, and further provides that, upon termination of the Merger Agreement under specified circumstances, ZiLOG may be required to pay IXYS a termination fee equal to $1,900,000.

This foregoing description of the Merger Agreement is qualified in its entirety by the terms and conditions of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

The Support Agreements

In connection with the execution of the Merger Agreement, ZiLOG’s executive officers and each member of the Board, each in their capacities as stockholders of ZiLOG, entered into a Support Agreement with IXYS (each, a “Support Agreement”), pursuant to which, among other things, each executive officer and member of the Board of ZiLOG agreed with IXYS to vote in favor of the Merger and agreed, subject to certain exceptions, not to dispose of any shares of common stock held by such executive officer or member of the Board prior to the consummation of the Merger. The Support Agreements will terminate upon the earlier of the consummation of the Merger or the termination of the Merger Agreement. This description of the Support Agreements is qualified in its entirety by the terms and conditions of the Support Agreements, a form of which is filed as Exhibit 2.2 hereto, and is incorporated herein by reference.

The agreements included as exhibits to this Form 8-K contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed merger of ZiLOG by IXYS.
In connection with the acquisition of ZiLOG by IXYS (the "Acquisition"), ZiLOG intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A.  INVESTORS AND SECURITY HOLDERS OF ZILOG ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ZILOG, IXYS AND THE ACQUISITION.  The Schedule 14A, the preliminary proxy statement and other relevant materials (when they become available), and any other documents filed by ZiLOG with the Securities and Exchange Commission (the "SEC"), may be obtained free of charge at the SEC's web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by directing a written request to: ZiLOG, Inc., 6800 Santa Teresa Boulevard, San Jose, California 95119, Attention:  Investor Relations.

Participants in Solicitation
ZiLOG and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of ZiLOG in connection with the Acquisition.  Information about the executive officers and directors of ZiLOG and their ownership of ZiLOG common stock is set forth in the proxy statement for ZiLOG's 2009 Annual Meeting of Stockholders, which was filed with the SEC on July 29, 2009.  Investors and security holders may obtain additional information regarding the direct and indirect interests of ZiLOG and its executive officers and directors in the Acquisition by reading the Schedule 14A and the preliminary proxy statement regarding the Acquisition when it becomes available.

Safe Harbor for Forward-Looking Statements
This communication, and other statements that ZiLOG may make, including statements about the benefits of the Acquisition, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, with respect to ZiLOG's anticipated financial performance, business prospects and plans, and similar matters.  Forward-looking statements are typically identified by words or phrases such as "will," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "forecast," and other words and terms of similar meaning.

ZiLOG cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.  Forward-looking statements speak only as of the date they are made, and ZiLOG assumes no duty to and does not undertake to update forward-looking statements.  Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.  In addition to factors previously disclosed in ZiLOG's documents filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the introduction, withdrawal, success and timing of business initiatives and strategies; changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services; the impact of increased competition; the unfavorable resolution of legal proceedings; the impact, extent and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of governmental agencies relating to ZiLOG; terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries and ZiLOG; the occurrence, geographic areas impacted and severity of earthquakes, hurricanes, tornadoes or other natural disasters; the ability to attract and retain highly talented professionals; the shareholders of ZiLOG may not approve the Acquisition at the special meeting of ZiLOG shareholders; IXYS and ZiLOG may be unable to complete the Acquisition because, among other reasons, conditions to the closing of the Acquisition may not be satisfied or waived; and the outcome of any legal proceedings to the extent initiated against ZiLOG and others following the announcement of the Acquisition cannot be predicted.

ZiLOG's Annual Report on Form 10-K and ZiLOG's subsequent reports filed with the SEC, accessible on the SEC's website at http://www.sec.gov and on ZiLOG's website at http://www.zilog.com, discuss certain of these factors in more detail and identify additional factors that can affect forward-looking statements.  The information contained on our website is not a part of this communication.

ITEM 8.01           Other Events.

In connection with the Merger, IXYS issued a press release which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 9.01           Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger among IXYS Corporation, Zanzibar Acquisition, Inc. and ZiLOG, Inc., dated December 5, 2009.
2.2	Form of Support Agreement between IXYS Corporation and certain stockholders of ZiLOG, Inc.
99.1	Press Release issued by IXYS Corporation, dated December 7, 2009, entitled "IXYS Announces Acquisition of Zilog."

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 7, 2009

ZiLOG, INC.

By:	/s/ Perry Grace
Perry Grace
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger among IXYS Corporation, Zanzibar Acquisition, Inc. and ZiLOG, Inc., dated December 5, 2009.
2.2	Form of Support Agreement between IXYS Corporation and certain stockholders of ZiLOG, Inc.
99.1	Press Release issued by IXYS Corporation, dated December 7, 2009, entitled "IXYS Announces Acquisition of Zilog."